Exhibit 10.2

AMENDMENT NO. 1 TO ROYALTY Purchase AGREEMENT

This Amendment No. 1 to Royalty Purchase Agreement (this “Amendment”) is made and entered into as of June 22, 2021 by and among Antigenics LLC, a Delaware limited liability company (the “Seller”) and the entities set forth on Schedule 1 to the (as defined below) Agreement in the proportions set forth thereon (collectively, the “Buyer”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, Seller and Buyer are parties to that certain Royalty Purchase Agreement, dated as of January 6, 2018 (the “Agreement”);

WHEREAS, pursuant to Section 8.12(a) of the Agreement, the Agreement may not be amended, changed or modified except with the written consent of the Parties; and

WHEREAS, the Parties desire to enter into this Amendment to amend certain provisions of the Agreement in order to remove the obligation that Seller be required to maintain a reserve of freely available cash during the Payment Term as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Amendment.  Section 2.02(b) of the Agreement is hereby deleted in its entirety and replace with the following:

“2.02(b)Notwithstanding anything to the contrary in this Section 2.02, upon and after the occurrence of either (or both) of the following sales milestones, in the Purchaser’s sole discretion, either (x) Purchaser shall promptly make one or more cash payments of either (or both) of the Sales Milestone Payments ((as defined below), net of any amounts due to Purchaser hereunder from Seller), in which case the Purchaser shall retain all Royalties from the Joint Escrow Account; or (y) all subsequent Royalties from and after the occurrence of such sales milestones shall be paid from the Joint Escrow Account (net of any amounts due to Purchaser hereunder from Seller) to the Seller, by distribution to the Seller Account until the aggregate amount of Sales Milestone Payments equals the applicable amount, or amounts, as the case may be, set forth below, after which payment of all Royalties from the Joint Escrow Account shall revert to the Purchaser in accordance with the terms of Section 2.02(a):

i. if Net Sales of Products equal or exceed an aggregate of $2,000,000,000 during any period of twelve consecutive months prior to January 1, 2024, Seller shall be entitled to receive a Sales Milestone Payment in an amount equal to $15,100,000 (the “2024 Sales Milestone Payment”); and

ii. if Net Sales of Products equal or exceed an aggregate of $2,750,000,000 during any period of twelve consecutive months prior to January 1, 2026, Seller shall be entitled to receive a Sales Milestone Payment in an amount equal to $25,250,000 (together with the 2024 Sales Milestone Payment, the “Sales Milestone Payments”).

Exhibit 10.2

For the avoidance of doubt, the sales milestones set forth above can be achieved during concurrent time periods (e.g., if Net Sales of the Products for any twelve consecutive months ending prior to January 1, 2024 exceed $2,750,000,000, then Purchaser shall owe Seller Sales Milestone Payments in an amount equal to $40,350,000).”

2.Miscellaneous.

2.1No Other Amendments.  Except as set forth herein, this Amendment shall not be deemed to amend, waive or alter any other provisions of the Agreement, and the Agreement shall continue in full force and effect in accordance with its terms, as amended hereby.

2.2Entire Agreement.  This Amendment, together with the Agreement, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Amendment.  All references in the Agreement to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

2.3Amendments.  This Amendment or any term or provision hereof may not be amended, changed or modified except with the written consent of the Parties.

2.4Binding.  The provisions of this Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

2.5Counterparts; Effectiveness.  This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Party.  Any counterpart may be executed by facsimile or .pdf signature and such facsimile or .pdf signature shall be deemed an original.

2.6Governing Law.  This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof that would apply any other law.

[Signature page follows.]

Exhibit 10.2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

SELLER:	Antigenics LLC By: /s/ Garo H. Armen Name: Garo H. Armen Title: President
BUYER:

HealthCare Royalty Partners III, L.P.

By:  HealthCare Royalty GP III, LLC, its general partner

By: /s/ Clarke B. Futch

Name: Clarke B. Futch
Title:    Chairman and CEO

HCRP Overflow Fund, L.P.

By:  HCRP Overflow GP, LLC, its general partner

By: /s/ Clarke B. Futch

Name: Clarke B. Futch
Title:    Chairman and CEO

HCR Molag Fund, L.P.

By:  HCR Molag Fund GP, LLC, its general partner

By: /s/ Clarke B. Futch

Name: Clarke B. Futch
Title:    Chairman and CEO

HCR Stafford Fund, L.P.

By:  HCR Stafford Fund GP, LLC, its general partner

By: /s/ Clarke B. Futch

Name: Clarke B. Futch
Title:    Chairman and CEO

[Signature Page to Amendment No. 1 to Royalty Interest Acquisition Agreement]